DEED OF THE MASTER COMMISSIONER


      WHEREAS, in the equitable action of Aetna Life Insurance Company, Plaintiff, against Brunner Companies Income Properties L.P. II, also known as Brunner Companies Income Properties Limited Partnership II, a Delaware limited partnership, Brunner Management Limited Partnership, an Ohio limited partnership, individually and as a general partner of Brunner Income Properties L.P. II, and 104 Management, Inc., an Ohio corporation, individually and as a general partner of Brunner Management Limited Partnership, Defendants, being Civil Action No. 95-CI-90255 now pending in the Rowan Circuit Court, a Partial Judgment on the Pleadings and Order of Sale was entered on the 15th day of December, 1995, directing the Master Commissioner of said court to expose for sale the hereinafter described property; and
      WHEREAS, said property was sold in accordance with said Order on the 17th day of January, 1996, and the Plaintiff, Aetna Life Insurance Company, became the purchaser at the price of Four Million One Hundred Dollars ($4,000,100.00), which the undersigned Commissioner certifies to be the full consideration paid for the hereinafter described property. Thereafter the Report of said Sale was approved and confirmed by said Court; and
      WHEREAS, an Order was entered directing the Master Commissioner to execute a deed on behalf of all of the parties to the above-referenced action conveying, in fee simple, all of their right, title and interest in the hereinafter described property to Aetna Life Insurance Company, its successors and assigns forever.
      NOW THEREFORE, this Indenture, is made and entered into this 2 day of February, 1996, by and between B.R. SALYER, MASTER COMMISSIONER OF THE ROWAN CIRCUIT COURT, whose address is 505 Flemingsburg Road, Morehead, Kentucky 40351, FOR AND ON BEHALF OF BRUNNER COMPANIES INCOME PROPERTIES L.P. II, also known as BRUNNER COMPANIES INCOME PROPERTIES LIMITED PARTNERSHIP II, a Delaware limited partnership, BRUNNER MANAGEMENT LIMITED PARTNERSHIP, an Ohio limited partnership, individually and as a general partner of BRUNNER INCOME PROPERTIES L.P. II, AND 104 MANAGEMENT, INC., an Ohio corporation individually and as a general partner of BRUNNER MANAGEMENT LIMITED PARTNERSHIP, Defendants, the party of the first part, and AETNA LIFE INSURANCE COMPANY, a Connecticut corporation, whose mailing address is Real Estate Investments, 242 Trumbull St., Hartford, Connecticut 06103, Attention William Eller, IG40, the party of the second part.
      WITNESSETH: That for and in consideration of the premises and for the further consideration of the full payment of the purchase price aforesaid, as appears of record in the above-described action, the party of the first part has sold and by this writing does hereby grant and convey unto the party of the second part, its successors and assigns forever, in fee simple, the following described property, to-wit:

Beginning at an iron pin, corner to property of Hobert Potter, said pin being located N 00 52' W 62.77 feet from a concrete monument with a brass tablet which is a common corner to property of the Commonwealth of Kentucky; thence with the line of Hobert Potter N 00 52' W 169.61 feet to an iron pin, corner to property of the Church of God, thence with the line of the Church of God N 16 25' W 236.05 feet to an iron pin in the southerly right-of-way line of Interstate Highway No. 64 (ramp "C"); thence with the southerly right-of-way line of Interstate Highway No. 64 (ramp"C"), N 73 18' E 91.20 feet; N 72 32' E
168.30 feet; N 73  53' E 450.65 feet; N 71  57' E 212.08 feet; N 72  04' E 80.04 feet; N 70  57' E 258.63 feet; N 80  28' E 86.39 feet; N 76  16' E 95.22 feet to an iron pin in the west right-of-way line of Kentucky Highway No. 32; thence with the west right-of-way line of Kentucky Highway No. 32, S 32 59' E 51.93 feet to an iron pin, corner to parcel "A"; thence with the lines of parcel "A" S 53 29' W 139.90 feet to an iron pin; thence N 84 36' W 50.36 feet to an iron pin; thence S 15 39' E 181.22 feet to an iron pin; thence N 74 21' E 190.00 feet to an iron pin in the west right-of-way line of Kentucky Highway no. 32; thence with the west right-of-way line of Kentucky Highway No. 32, S 15 44' E
3.00 feet to an iron pin; thence s 15 39' E 228.46 feet to an iron pin, corner to parcel "C"; thence with lines of parcel "C", S 74 21' W 30.84 feet to an iron pin; N 15 39' W 16.86 feet to an iron pin; S 81 21' W 87.53 feet to an iron pin; S 87 52' W 103.44 feet to an iron pin; S 71 17' W 25.38 feet to an iron pin; S 77 43' W 19.01 feet to an iron pin; S 9 56' E 3.56 feet to an iron pin, corner to property of Hobert Potter (leased to Gordon Lambert); thence with the line of Hobert Potter S 04 51' E 280.67 feet to an iron pin located in the right-of-way line of Pinecrest Lane; thence with the northerly right-of-way line of Pinecrest Lane N 61 34' W 30.17 feet to a point; thence N 16 36' W 150.00 feet to a P.K. Nail; thence S 73 24' W 247.26 feet to a P.K. Nail; thence S 82 21' W 931.14 feet to the point of beginning: Containing an area of 15.915 acres, together with that permanent easement for ingress and egress described as follows: Beginning at a nail and cap at the corner of The Peoples Bank of Morehead property and the western right-of-way line of Kentucky Highway No. 32; thence S 74 32' W 244.64 feet to a corner with the property herein conveyed; thence S 04 51' E 50.90 feet to the property of Potter; thence with Potter N
74 32' E 244.64 feet to the right-of-way of Kentucky Highway No. 32; thence with the right-of-way of Kentucky Highway No. 32, N 04 51' W 50.90 feet to the point of beginning (the "Property").

Being the same property conveyed to Brunner Companies Income Properties L.P. II (the "Mortgager"), by deed dated December 19, 1988, recorded in Deed Book 144, page 513, Rowan County Clerk's office, said property having been acquired by Tennessee & Associates-III (Morehead), by deeds recorded in Deed Book 139, Page 217, Deed Book 139, Page 256, Deed Book 139, Page 249, Deed Book 139, Page 246, all of the Rowan County Clerk's Office. (The property described in these deeds was recombined in a deed recorded in Deed Book 139, Page 260, Rowan County Clerk's Office).

TOGETHER WITH all rents, issues, profits, royalties, income and other benefits derived from the Property (collectively the "Rents"), subject to the right, power and authority hereinafter given to the Mortgagor (Brunner Companies Income Properties L.P.II) to collect and apply such Rents. The Rents have also been assigned to the Mortgagee (Aetna Life Insurance Company) pursuant to a separate Assignment of Rents and Leases of even date herewith (hereinafter referred to as the "Assignment of Rents");

TOGETHER WITH all leasehold estate, right, title and interest of the Mortgagor in and to all leases or subleases covering the Property or any portion thereof now or hereafter existing or entered into, and all right, title and interest of the Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals and deposits or payments of similar nature;

TOGETHER WITH all right, title and interest of the Mortgagor in and to all options to purchase or lease the Property or any portion thereof or interest therein, and any greater estate in the Property owned or hereafter acquired;

TOGETHER WITH all interests, estate or other claims, both in law and in equity, which the Mortgagor now has or may hereafter acquire in the Property;

TOGETHER WITH all easements, right-of-way and rights used in connection therewith or as a means of access thereto and all tenements, hereditaments and appurtenances thereof and thereto;

TOGETHER WITH all right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Property;

TOGETHER WITH any and all buildings and improvements now or hereafter erected thereon, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery, and other articles attached to the buildings and other improvements on the Property (hereinafter called the "Improvements");

TOGETHER WITH all right, title and interest of the Mortgagor in and to all tangible personal property owned by the Mortgagor and now or at any time hereafter located on or at the Property or used in connection therewith, including, but not limited to: all goods, machinery, tools, insurance proceeds and refunds of insurance premiums, equipment (including fire sprinklers and alarm systems, office air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, window or structural cleaning rigs, maintenance, exclusion of vermin or insects, removal of dust, refuse or garbage and all other equipment of every kind), lobby and all other indoor and outdoor furniture (including tables, chairs, planters, desks, sofas, shelves, lockers and cabinets), wall beds, wall safes, furnishings, appliances (including ice boxes, refrigerators, fans, heaters, stoves, water heaters and incinerators), inventory, rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures and office maintenance and other supplies; and any proceeds (including insurance proceeds) of the foregoing, any additions and accessions thereto, and any replacements or renewals of all of the foregoing (all of the foregoing tangible and intangible personal property being hereafter referred to as the "Personal Property");

TOGETHER WITH all proceeds arising from or by virtue of the sale, lease or other disposition of any of the real or personal property described herein; all proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the Improvements; to the extent permitted by law, all proceeds arising from the taking of all or a part of the real property or any rights appurtenant thereto, including without limitation any awards for severance damages and any awards resulting from a change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law, or by the right of eminent domain, or by private or other purchase in lieu thereof; and all other interest of every king and character which the Mortgagor now has or at any time hereafter acquires, in and to the real and personal property described herein, and all property which is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interest of the Mortgagor with respect to such property; and any proceeds thereof (including insurance proceeds), any additions and accessions thereto, and any replacements or renewals of all of the foregoing;


TOGETHER WITH all the estate, interest, right, title other claim or demand, including claims or demands with respect to the proceeds (including premium refunds) of insurance in effect with respect to the Premises, as herein defined, which the Mortgagor now has or may hereafter acquire in the Property and Improvements, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the estate, property and interest conveyed to the Mortgagee;

TOGETHER WITH all (to the full extent legally assignable) licenses, permits and authorizations (issued in the name of the Mortgagor) necessary for the operation of the Property and Improvements as a shopping center (the entire estate, property and interest hereby conveyed to the Mortgagee is herein referred to as the "Premises").

      TO HAVE AND TO HOLD the above described property, together with all of the rights, privileges and appurtenances thereunto belonging unto the party of the second part, its successors and assigns forever.
      This conveyance is made by said Commissioner only in his official capacity and does not imply any personal liability therefore.
      IN TESTIMONY WHEREOF, the said B.R. Salyer, as Master Commissioner, has hereunto subscribed his name this 2 day of February, 1996.


                                    /s/ B.R. Salyer
                                    B.R. SALYER, MASTER COMMISSIONER
                                    ROWAN CIRCUIT COURT


EXAMINED AND APPROVED THIS
 2  DAY OF FEBRUARY 1996.



/s/William B. Mains
JUDGE, ROWAN CIRCUIT COURT


STATE OF KENTUCKY
ROWAN CIRCUIT COURT
DATED:2/2/96

      The Master Commissioner produced to the Court the foregoing Deed to Aetna Life Insurance Company, which was examined and approved by the Court and the said Commissioner acknowledged the same to be his act and deed; and the foregoing instrument was acknowledged, subscribed and sworn to before me by the said Commissioner; whereupon the same was ordered to be and is hereby certified to the proper office for record.

                              ATTEST:



                              /s/ Jim Barker               , CLERK
                              ROWAN CIRCUIT COURT
                              By:  Connie Bowman, D.C.

      The undersigned party of the second part hereby certifies that the purchase price heretofore set forth is the full consideration paid for the above described property.


                              AETNA LIFE INSURANCE COMPANY


                              By:  /s/William J. Wienke
                              Its: V.P.


STATE OF Connecticut

COUNTY OF Hartford

      Subscribed and sworn to before me this  12  day of February, 1996 by
/s/William J. Wienke    as Vice President    of Aetna Life Insurance Company, a
Connecticut corporation, on behalf of said corporation.


                             Sandra Elizabeth Leavitt
                             Notary Public
      My Commission expires: MY COMMISSION EXPIRES JULY 31, 1999.



[AFFIX NOTARY SEAL]          /s/Sandra Elizabeth Leavitt
                             NOTARY PUBLIC


THIS INSTRUMENT PREPARED BY:



/s/ Janet M. Graham
WYATT, TARRANT & COMBS
250 West Main Street
Suite 1500
Lexington, KY 40507